     As filed with the Securities and Exchange Commission on May 31, 2000.

                                              Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               HESKA CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                        77-0192527
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)

         1613 Prospect Parkway
            Fort Collins, CO                                       80525
(Address of Principal Executive Offices)                         (Zip Code)

                 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT B. GRIEVE
                   Vice Chairman and Chief Executive Officer
                               Heska Corporation
                          1613 Prospect Parkway Drive
                             Fort Collins, CO 80525
                                 (970) 493-7272


-------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent of service)

                        CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                                   Proposed              Proposed
       Title of                                     maximum              maximum
      securities               Amount              offering             aggregate             Amount of
        to be                  to be                 price               offering           registration
      registered           registered(1)         per share(2)            price(1)                fee
----------------------- --------------------- -------------------- --------------------- --------------------
     Common Stock            1,500,000               $2.06              $3,090,000             $815.76
----------------------- --------------------- -------------------- --------------------- --------------------

(1)      Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on May 24, 2000.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933

===============================================================================

                        INFORMATION REQUIRED PURSUANT TO
                       GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

         The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124 and February 11, 1999, File No. 333-72155 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's latest Annual Report on Form 10-K (File No. 0-22427) for the fiscal year ended December 31, 1999 which contains the balance sheets of the Registrant as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, 1998 and 1999, together with the report thereon of Arthur Andersen LLP, independent public accountants.

         (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-22427) for the quarter ended March 31, 2000.

         (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22427), filed on April 24, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit
Number           Exhibit
------           -------

 5.1             Opinion regarding legality of securities to be offered.

23.1             Consent of Independent Public Accountants.

23.2             Consent of Wilson Sonsini Goodrich & Rosati (included in
                 Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on May 24, 2000

                                            HESKA CORPORATION



                                            By    /s/ Robert B. Grieve
                                              ----------------------------------
                                                  Robert B. Grieve
                                                  Vice Chairman and
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert B. Grieve, Ronald L. Hendrick and A. Lynn DeGeorge, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 Name                                  Title                                    Date
 ----                                  -----                                    ----

 /s/ Robert B. Grieve                  Vice Chairman and Chief Executive        May 24, 2000
 ---------------------------           Officer (Principal Executive Officer)
 Robert B. Grieve                      and Director

/s/ Ronald L. Hendrick                 Chief Financial Officer (Principal       May 24, 2000
---------------------------            Financial and Accounting Officer)
Ronald L. Hendrick

/s/ Fred M. Schwarzer                  Chairman of the Board                    May 24, 2000
---------------------------
Fred M. Schwarzer

/s/ A. Barr Dolan                      Director                                 May 24, 2000
------------------
A. Barr Dolan

/s/ Lyle A. Hohnke                     Director                                 May 24, 2000
---------------------------
Lyle A. Hohnke

                                       Director
---------------------------
Denis R. Pomroy

/s/ Lynnor B. Stevenson                Director                                 May 24, 2000
---------------------------
Lynnor B. Stevenson, Ph.D.

/s/ Guy L. Tebbit                      Director                                 May 24, 2000
---------------------------
Guy L. Tebbit

/s/ John F. Sasen, Sr.                 Director                                 May 24, 2000
---------------------------
John F. Sasen, Sr.

                               INDEX TO EXHIBITS


Exhibit
Number                Exhibit
------                -------

 5.1                  Opinion regarding legality of securities to be offered.

23.1                  Consent of Independent Public Accountants.

23.2                  Consent of Wilson Sonsini Goodrich & Rosati (included in
                      Exhibit 5.1).